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                                  Exhibit 5.1

                                 LAW OFFICES OF
                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATION
                            555 SOUTH FLOWER STREET
                       LOS ANGELES, CALIFORNIA 90071-2371
                            TELEPHONE (213) 683-6000
                            FACSIMILE (213) 627-0705
                             INTERNET WWW.PHJW.COM
                                      ------------



                                 August 2, 2000



California Pizza Kitchen, Inc.
6053 West Century Boulevard, 11th Floor
Los Angeles, CA  90045

     Re:   Registration Statement on Form S-8
           ----------------------------------

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to California Pizza Kitchen, Inc., a California corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,148,271 shares of common stock, par value $0.01 per share (the "Shares") of the Company which may be issued pursuant to the Company's Employee Stock Purchase Plan, 1998 Stock-Based Incentive Compensation Plan, and 1990 Employee Equity Participation Plan (collectively, the "Plans"), as such numbers of shares may be increased in accordance with said plans in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split, or similar event involving the Registrant.

     In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (a) the genuineness of all signatures, and (b) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion, as of the day hereof, that the Shares, when issued and sold in accordance with the provisions of the Plans, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to the references to our firm wherever they appear in the Registration Statement and the Prospectuses which are a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 /s/ Paul, Hastings, Janofsky & Walker LLP